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                                                                   EXHIBIT 99.1
                                                                   ------------
                                 (FRONT SIDE)

                    THE DURIRON COMPANY, INC.
   PROXY FOR SPECIAL SHAREHOLDERS' MEETING - NOVEMBER 30, 1995
          SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints JOHN S. HADDICK and WILLIAM M. JORDAN, or either one of them, attorneys and proxies, with power of substitution and with all the powers which the undersigned would possess if personally present, to vote all of the shares of Common Stock of the undersigned in The Duriron Company, Inc. at a Special Meeting of its Shareholders to be held at 1:30 p.m. on Thursday, November 30, 1995 at 3100 Research Boulevard, Dayton, Ohio, and at any adjournment thereof, on the following proposals:

 1. Approval of the Agreement and Plan of Merger with Durametallic Corporation dated as of September
    11, 1995, as described in the Company's Joint Proxy
    Statement/Prospectus dated October 30, 1993.

 2. Adoption of an amendment to the Company's Restated
    Certificate of Incorporation, as amended, to increase the authorized number of shares of Common Stock, par value $1.25 per share, from 30,000,000 to 60,000,000




 THE BOARD OF DIRECTORS URGES YOU TO VOTE "FOR" BOTH PROPOSALS
                      (SEE REVERSE SIDE)

 ------------------------------------------------------------------------------

                         (BACK SIDE)
 ___
|   | Please mark your
| X | votes as in
|___| this example.


                    THE DURIRON COMPANY, INC.
            PROXY FOR SPECIAL SHAREHOLDERS' MEETING
                                                          FOR  AGAINST  ABSTAIN
1.  Approval of Agreement and Plan of Merger with         [ ]    [ ]      [ ]
    Durametallic Corporation.

2.  Amendment of Certificate of Incorporation to          FOR  AGAINST  ABSTAIN
    Increase Authorized Shares of Common Stock.           [ ]    [ ]      [ ]

                                                          VOTING INSTRUCTION
                                                          CARD.  PLEASE MARK,
                                                          DATE, SIGN AND MAIL
                                                          PROMPTLY IN THE
                                                          ENCLOSED ENVELOPE. IF
                                                          NO DIRECTION IS
                                                          GIVEN, THIS PROXY
                                                          WILL BE VOTED "FOR"
                                                          BOTH PROPOSALS IF
                                                          APPROPRIATELY SIGNED.



 SIGNATURE(S)_______________________________ DATE______

 SIGNATURE(S)_______________________________ DATE______
 Please complete this side and sign exactly as name appears above. Executors, administrators, trustees, etc. should indicate capacity in which they sign.